EXHIBIT 10.1

EXECUTION VERSION

DATED 21 JUNE 2016

LITIGATION MANAGEMENT DEED

THE VE MEMBER REPRESENTATIVE

(as defined herein)

VISA INC.

THE LMC APPOINTING MEMBERS

(as defined herein)

THE UK&I DCC APPOINTING MEMBERS

(as defined herein)

THE EUROPE DCC APPOINTING MEMBERS

(as defined herein)

THE UK&I DCC INTERESTED MEMBERS

(as defined herein)

Schedule 1	The LMC Appointing Members	51

Schedule 2	UK&I DCC Appointing Members	54

Schedule 3	Europe DCC Appointing Members	56

Schedule 4	UK&I DCC Interested Members	58

Exhibit 1	Form of Confidentiality Agreement	59

– i –

THIS DEED is dated 21 June 2016 and made between:

PARTIES

(1)

441 TRUST COMPANY LIMITED, a private company limited by guarantee and incorporated in England and Wales under number 9918839 whose registered address is at 150 Aldersgate St, London, EC1A 4AB, United Kingdom, in its capacity as trustee to represent those VE Members (as defined below) designated as beneficiaries in accordance with the VEMR Trust Documents (as defined below) (the “VE Member Representative”)

(2)	VISA INC., a company incorporated under the laws of the State of Delaware (“Visa Inc.”)

(3)	THE PERSONS whose names and further details are set out in Schedule 1 (the “LMC Appointing Members”)

(4)	THE PERSONS whose names and further details are set out in Schedule 2 (the “UK&I DCC Appointing Members”)

(5)	THE PERSONS whose names and further details are set out in Schedule 3 (the “Europe DCC Appointing Members”)

(6)	THE PERSONS whose names and further details are set out in Schedule 4 (the “UK&I DCC Interested Members”)

RECITALS

(A)

In connection with the acquisition by Visa Inc. of the entire issued and outstanding share capital of Visa Europe (as defined below) (the “Transaction”), the parties hereto (the “Parties”) have agreed to enter into this Deed for the purposes set out below.

(B)

The VE Member Representative was established pursuant to the VEMR Constitutional Documents and the VEMR Trust Documents to represent those VE Members (each as defined below) designated as beneficiaries under the VEMR Trust Documents following the Closing (as defined below) in connection with, among other things, the matters described in this Deed.

(C)

It has been agreed that each Appointing Member (as defined below) will be entitled, with effect from Closing, to appoint a VEMR Director (as defined below) in accordance with this Deed and the VEMR Constitutional Documents.

(D)

Each Appointing Member will be entitled (in accordance with this Deed and the VEMR Constitutional Documents) to nominate its appointed VEMR Director to either (or both) (i) the Litigation Management Committee (LMC) and/or (ii) the UK&I Domestic Claims Committee (UK&I DCC) or the Europe Domestic Claims Committee (Europe DCC), respectively (each as defined below).

(E)

Each UK&I DCC Interested Member will be entitled (in accordance with this Deed) to nominate its appointed UK&I DCC Observer (as defined below) to attend UK&I DCC meetings and to receive information regarding matters concerning the UK&I DCC.

(F)

The LMC, UK&I DCC and Europe DCC are each committees of the VEMR Board (as defined below) which are authorised to bind, make decisions and take actions on behalf of the VE Member Representative in accordance with the terms of this Deed and the VEMR Constitutional Documents. Decisions of such committees taken in accordance with this Deed shall be binding on the VE Member Representative.

(G)

In particular, the LMC is authorised, under the terms of this Deed and the VEMR Constitutional Documents, to bind, make decisions and take actions on behalf of, the VE Member Representative in respect of all matters described in this Deed, save in respect of matters where, under the terms of this Deed, the VE Member Representative may be bound, or decisions or actions made or taken on its behalf, by the UK&I DCC or the Europe DCC.

AGREEMENT

1.	Definitions and Interpretation

1.1	In this Deed the following words shall have the following meanings:

Accelerated Conversion: has the meaning given in Clause 14.1;

Affiliate: in relation to a Person, any Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with that Person and, in respect of an Appointing Member or UK&I DCC Interested Member, any Subsidiary Undertaking or Parent Undertaking of that Appointing Member or UK&I DCC Interested Member, or any Subsidiary Undertaking of any such Parent Undertaking of that Appointing Member or UK&I DCC Interested Member, but shall not, for the avoidance of doubt, include (i) in respect of Visa Inc., any Appointing Member or UK&I DCC Interested Member or any shareholder of Visa Inc., and (ii) in respect of any Appointing Member or UK&I DCC Interested Member, Visa Inc.;

Appointing Members: together, the LMC Appointing Members, the UK&I DCC Appointing Members and the Europe DCC Appointing Members;

Assessment Date: has the meaning given in Clause 14.1;

Business Day: any day other than a Saturday, Sunday or any other day which is a public or federal holiday in any of London (United Kingdom), New York City (USA) or Foster City, California (USA);

CEO Assessment: has the meaning given in Clause 14.6;

Class A Common Equivalent Number: has the meaning given in the Certificates of Designations of the UK&I Preferred Stock and the Europe Preferred Stock;

Class A Common Stock: means the Class A Common Stock of Visa Inc., par value $0.0001 per share;

Class A Equivalent Preferred Stock: means the Series A Convertible Participating Preferred Stock of Visa Inc., par value $0.0001 per share;

Closing: means the closing of the Transaction pursuant to the terms of the Transaction Agreement;

Closing Cash Consideration: has the meaning given in the Transaction Agreement;

Contingent Liability Risk: has the meaning given in Clause 14.2;

Control: in relation to a Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (and “Controlled” and “Controlling” shall be construed accordingly);

Conversion Adjustment: has the meaning given in the Certificates of Designations of the UK&I Preferred Stock and the Europe Preferred Stock;

Covered Claims: shall mean any claim, demand, action, cause of action, set-off, right, suit, arbitration, inquiry, proceeding or investigation of any nature whatsoever (including investigations or other proceedings by or before any Governmental Authority commenced or threatened in the Visa Europe Territory, but excluding the European Commission’s ongoing investigation into Inter-Regional MIFs (Case AT.39398)) concerning:

(i)

any Domestic MIFs, Intra-Regional MIFs or Inter-Regional MIFs that apply to transactions in the Visa Europe Territory during the Covered Period (provided that any ‘Covered Claims’ in respect of Inter-Regional MIFs shall be subject to the VE Inter Contribution (as defined below)); or

(ii)

point of sale rules (including the ‘Honour All Cards’ or ‘No Surcharge’ rules) that apply to transactions in the Visa Europe Territory during the Covered Period where the measure of alleged injury, damage or loss is based wholly or substantially on the level of MIFs paid in transactions in the Visa Europe Territory during the Covered Period,

(each, a “Claim”)

including in each case:

(i)	any Claim relating to antitrust or competition laws, regulations or rules;

(ii)	any Claim that is existing, including the Existing English High Court Claims;

(iii)	any other Claim arising out of facts or circumstances similar to those alleged in any existing ‘Covered Claims’ brought in the English High Court;

(iv)

any Claim in respect of which a claim form has been issued in the English High Court against any of Visa Inc., Visa Europe, Visa UK and/or any of their respective Affiliates, but where, as a result of an agreement to extend the time limit for service of the claim form, the claim form has yet to be served;

(v)	any Claim which has been preserved by way of standstill agreement to which any of Visa Inc., Visa Europe, Visa UK and/or any of their respective Affiliates is a party; and

(vi)	any Claim relating to consumer protection laws, regulations or rules, including those under the Competition Act 1998 and/or the Enterprise Act 2002 as amended by the Consumer Rights Act 2015,

regardless of:

(i)	whether a Claim presently exists or hereafter arises after this Deed is signed;

(ii)	whether a Claim is known or unknown to any of Visa Inc., Visa Europe, Visa UK and/or any of their respective Affiliates (or to the law) at Closing;

(iii)	whether or not a Claim is in the contemplation of the parties thereto or the Parties;

(iv)	the country within the Visa Europe Territory in which a Claim is filed, commenced, asserted, threatened and/or instigated;

(v)	whether the Claim is brought against any of Visa Inc., Visa Europe, Visa UK and/or any of their respective Affiliates;

(vi)	whether the Claim is brought by any Governmental Authority, corporate entity (including retailers and merchants), consumer (or group or class of consumers) or any other claimant entity or entities;

(vii)	the specific entities or members that set the rates/rules or took other actions or decisions which are the subject of the Claim;

(viii)	the views of Visa Inc., Visa Europe, Visa UK, any of their respective Affiliates and/or of any VE Members as to the merits of such Claim; and/or

(ix)

whether or not they relate to one or more Domestic Covered Claims and/or Intra-Regional Covered Claims and/or Inter-Regional Covered Claims (provided always that any ‘Covered Claims’ in respect of Inter-Regional MIFs shall be subject to the VE Inter Contribution);

Covered Losses: all and any existing or future liabilities, damages (including punitive, treble, or other enhanced or exemplary damages), judgments, awards, assessments, settlements, fines, penalties, interest, reasonable costs and expenses (including reasonable attorney fees and costs) and any other losses of any nature whatsoever arising out of, or resulting from, any Covered Claims, which in each case have either been paid or are due and payable (provided always that any ‘Covered Losses’ in respect of Inter-Regional MIFs shall be limited to the VE Inter Contribution);

Covered Period: the period:

(i)	before Closing; and

(ii)	from and after Closing until the date on which Visa Inc. or any of its Controlled Affiliates is legally permitted to set the MIF to which the relevant Covered Claim(s) relate(s);

DCC	Majority: means both:

(i)	at least a 66% majority by number of UK&I DCC Representatives or Europe DCC Representatives, as applicable; and

(ii)

at least a 66% majority by DCC Voting Proportion of UK&I DCC Appointing Members (exerciseable by each of their respective UK&I DCC Representatives) or Europe DCC Appointing Members (exerciseable by each of their respective Europe DCC Representatives), as applicable;

DCC Voting Proportion: means, in relation to a UK&I DCC Appointing Member or a Europe DCC Appointing Member (as applicable), a percentage amount equal to A (rounded to the nearest sixth decimal), where:

A = (B / C) x 100

and where:

B	is an amount equal to the Closing Cash Consideration received by the relevant UK&I DCC Appointing Member or Europe DCC Appointing Member; and

C	is the aggregate amount of Closing Cash Consideration received by, when the calculation relates to:

(i)	a UK&I DCC Appointing Member, all of the UK&I DCC Appointing Members and the UK&I DCC Interested Members, taken together; and

(ii)	a Europe DCC Appointing Member, all of the Europe DCC Appointing Members, taken together;

Deed: has the meaning given in Clause 1.2.4;

Disputed Covered Claim: has the meaning given in Clause 10.2;

Domestic Covered Claims: such part of any Covered Claims (i) as involves, concerns or relates to any of the Domestic MIFs (as distinct from Intra-Regional MIFs or Inter-Regional MIFs) or (ii) where the measure of alleged injury, damage or loss is based in whole or in part on the level of Domestic MIFs (but when in part, only to the extent of that part);

Domestic MIF: a MIF applicable to a Domestic Transaction (regardless of the method for setting such MIF);

Domestic Transaction: a transaction where the merchant outlet and the issuer are based in the same jurisdiction in the Visa Europe Territory;

Europe Covered Claims: means (a) Europe Domestic Covered Claims, (b) the Europe Share of Intra-Regional Covered Claims and (c) the Europe Share of VE Inter-Regional Covered Claims;

Europe DCC Appointing Member: has the meaning given in the preamble, or any other VE Member which is incorporated and/or domiciled in the Visa Europe Territory but outside of the United Kingdom and the Republic of Ireland and which has a right to appoint a Europe DCC Representative (from time to time) in accordance with the terms of this Deed and the VEMR Constitutional Documents;

Europe DCC Claim: has the meaning given in Clause 11.4;

Europe DCC Exiting Member: has the meaning given in Clause 6.5;

Europe DCC Representative: means a VEMR Director who is appointed by a Europe DCC Appointing Member as its representative on the Europe DCC (from time to time) in accordance with the terms of this Deed and the VEMR Constitutional Documents;

Europe DCC Termination Event: has the meaning given in Clause 6.5;

Europe Domestic Claims Committee or Europe DCC: the committee of the VEMR Board which is authorised (under the terms of this Deed and the VEMR Constitutional Documents) to represent the VE Member Representative in respect of the matters set out in this Deed, comprising up to (but no more than) seven Europe DCC Representatives appointed by Europe DCC Appointing Members from time to time in accordance with this Deed (and comprising, at the date of this Deed, the Europe DCC Representatives appointed by the Europe DCC Appointing Members whose details are, respectively, set out in Schedule 3);

Europe Domestic Covered Claims: Domestic Covered Claims other than UK&I Domestic Covered Claims;

Europe LMC Appointing Members: means the LMC Appointing Members incorporated and/or domiciled in the Visa Europe Territory but outside the United Kingdom and the Republic of Ireland and designated as a ‘Europe LMC Appointing Member’ (i) in the final column of the table in Schedule 1 or (ii) from time to time in accordance with Clause 4.6;

Europe Preferred Stock: means the Series C Convertible Participating Preferred Stock of Visa Inc., par value $0.0001 per share;

Europe Share: means 100% minus the UK&I Share;

Existing English High Court Claims: means the Covered Claims issued in the English High Court with current claim numbers CL-2013-000728, CL-2013-000672, CL-2013-000833, CL-2013-000305, CL-2013-000554, CL-2013-000727, CL-2013-000553, CL-2013-000729, CL-2013-000676, CL-2013-000303, CL-2013-000198, CL-2013-000304, CL-2013-000673, CL-2015-000102, CL-2015-000039, CL-2015-000471, CL-2015-000795, CL-2015-000850, CL-2015-000865, HC13E05457, HC13B05454 and HC2014000896;

Governmental Authority: any (i) regional, federal, state, provincial, local, foreign or international government, governmental or quasi-governmental authority, regulatory authority or administrative agency; (ii) governmental commission, department, board, bureau, agency or instrumentality; (iii) court, tribunal, arbitrator, arbitral body (public or private) or self-regulatory organisation; or (iv) political sub-division of any of the foregoing;

Holdback Amount: has the meaning given in Clause 14.3;

Initial Determination: has the meaning given in Clause 14.5;

Insolvent: means, in respect of a Person, that any one or more of the following has occurred in relation to it:

(i)	it is or becomes unable or admits inability to pay its debts as they fall due;

(ii)	it suspends making payment on any of its debts;

(iii)

any (non-vexatious) corporate action, legal proceedings or other procedure or step has been taken in relation to the suspension of its payments, a moratorium of any of its indebtedness, winding-up, dissolution, administration or reorganisation of its business;

(iv)

a liquidator (other than in respect of a solvent liquidation), receiver, administrative receiver, administrator, compulsory manager or other similar officer has been appointed in relation to it; and/or

(v)	any procedure, step or event analogous to any of the foregoing has occurred or is taken, in any jurisdiction, with respect to it;

Inter-Regional Covered Claims: such part of any Covered Claims (i) as involves, concerns or relates to any of the Inter-Regional MIFs (as distinct from Domestic MIFs or Intra-Regional MIFs) or (ii) where the measure of alleged injury, damage or loss is based in whole or in part on the level of Inter-Regional MIFs (but when in part, only to the extent of that part);

Inter-Regional MIF: a MIF set by Visa International Service Association and/or Visa Inc. that applies, by default, to Inter-Regional Transactions;

Inter-Regional Transaction: a transaction where the issuer is located outside the Visa Europe Territory while the merchant outlet is located within the Visa Europe Territory;

Intra-Regional Covered Claims: such part of any Covered Claims (i) as involves, concerns or relates to the Intra-Regional MIFs (as distinct from Domestic MIFs or Inter-Regional MIFs) or (ii) where the measure of alleged injury, damage or loss is based in whole or in part on the level of Intra-Regional MIFs (but when in part, only to the extent of that part);

Intra-Regional MIF: a MIF set by Visa Europe that applies, by default, to Intra-Regional Transactions and/or to Domestic Transactions (regardless of the method for setting such MIF);

Intra-Regional Transaction: a transaction where the merchant outlet is located in one jurisdiction in the Visa Europe Territory and the issuer is based in a different jurisdiction within the Visa Europe Territory;

LCIA: the London Court of International Arbitration;

Liability Coverage Reduction Amount: has the meaning given in the Certificates of Designations of the UK&I Preferred Stock and the Europe Preferred Stock;

Litigation Management Committee or LMC: the committee of the VEMR Board which is authorised under the terms of this Deed and the VEMR Constitutional Documents to represent the VE Member Representative in respect of the matters set out in this Deed, comprising up to (but no more than) seven LMC Representatives appointed by Europe LMC Appointing Members and up to (but no more than) four LMC Representatives appointed by UK&I LMC Appointing Members (respectively) in accordance with this Deed (and comprising, at the date of this Deed, the LMC Representatives appointed by the LMC Appointing Members whose details are, respectively, set out in Schedule 1);

LMC Appointing Members: has the meaning given in the preamble, or any other VE Member that has a right to appoint an LMC Representative (from time to time) in accordance with this Deed and the VEMR Constitutional Documents;

LMC Exiting Member: has the meaning given in Clause 4.5;

LMC Representative: means a VEMR Director who is appointed by an LMC Appointing Member as its representative on the Litigation Management Committee (from time to time) in accordance with the terms of this Deed and the VEMR Constitutional Documents;

LMC Termination Event: has the meaning given in Clause 4.5;

Material Decision: a decision, concerning a Covered Claim, to:

(i)	enter into, or refuse to enter into, a compromise or settlement (or to make a payment in respect of any such compromise or settlement);

(ii)	appeal or not to appeal any court judgment;

(iii)

make, or not make, an application for summary judgment and/or strike out, or any equivalent application in any other jurisdiction in which a Covered Claim is filed, commenced, asserted and/or instigated; or

(iv)

make a formal admission of liability for an infringement of law, or for an infringement of antitrust, competition or consumer protection rules or regulations, which in either case directly results in a Covered Loss;

MIFs: multilateral interchange fees (each, a “MIF”);

Parent Undertaking: has the meaning given in section 1162 of the Companies Act 2006;

Parties: has the meaning given in Recital (A) (and “Party” means any one of them), or any other Person who enters into a deed of adherence to this Deed (in a form reasonably satisfactory to Visa Inc.) from time to time;

Person: any natural person, general partnership, limited partnership, limited liability partnership, limited company, joint venture, firm, corporation, association, incorporated organisation, unincorporated organisation, trust or other enterprise, or any Governmental Authority;

Preferred Stock: means the UK&I Preferred Stock and the Europe Preferred Stock;

Principal Member: has the meaning given in the operating regulations of Visa Europe, as in force from time to time;

Release Assessment: has the meaning given in Clause 14.1;

Release Factors: has the meaning given in Clause 14.2;

Rules: has the meaning given in Clause 21.4;

Subregion: means each of:

(i)	subregion #1, being the United Kingdom, Ireland and Gibraltar (including Isle of Man, Channel Is. and Falkland Is.);

(ii)	subregion #2, being France, Monaco (including the DOM-TOMs);

(iii)	subregion #3, being Andorra and Spain;

(iv)	subregion #4, being Denmark, Estonia, Finland, Iceland, Latvia, Lithuania, Norway and Sweden (including Bear Is., Faeroe Is. and Greenland);

(v)	subregion #5, being Austria, Croatia, Czech Republic, Hungary, Poland, Slovakia, Slovenia, Bulgaria and Romania;

(vi)	subregion #6, being Cyprus, Greece, Israel, Malta and Portugal;

(vii)	subregion #7, being Italy, San Marino and Vatican City;

(viii)	subregion #8, being Germany;

(ix)	subregion #9, being Belgium, Liechtenstein, Luxembourg, Netherlands and Switzerland; and

(x)	subregion #10, being Turkey;

Subsidiary Undertaking: has the meaning given in section 1162 of the Companies Act 2006;

Transaction: has the meaning given in Recital (A);

Transaction Agreement: the transaction agreement entered into on 2 November 2015 between Visa Inc. and Visa Europe, as amended and/or adhered to from time to time in accordance with its terms;

Transfer: has the meaning given in Clause 20.2.1;

UK Domestic Covered Claims: such part of any Domestic Covered Claims as involves, concerns or relates to any of the Domestic MIFs applicable to Domestic Transactions in the United Kingdom or where the measure of alleged injury, damage or loss is based in whole or in part on the level of Domestic MIFs applicable to Domestic Transactions in the United Kingdom;

UK&I Covered Claims: means (a) UK&I Domestic Covered Claims, (b) the UK&I Share of Intra-Regional Covered Claims and (c) the UK&I Share of VE Inter-Regional Covered Claims;

UK&I DCC Appointing Member: has the meaning given in the preamble, or any other VE Member which is incorporated and/or domiciled in the United Kingdom or the Republic of Ireland and which has a right to appoint a UK&I Domestic Committee Representative (from time to time) in accordance with the terms of this Deed and the VEMR Constitutional Documents;

UK&I DCC Claim: has the meaning given in Clause 11.3;

UK&I DCC Exiting Member: has the meaning given in Clause 5.5;

UK&I DCC Interested Members: has the meaning given in the preamble;

UK&I DCC Observer: means an observer who is appointed by a UK&I DCC Interested Member as its representative to receive information regarding and attend meetings of the UK&I DCC (from time to time) in accordance with the terms of this Deed, each of whom shall be an individual employee (with an appropriate level of seniority) of the UK&I DCC Interested Member, or an Affiliate of the UK&I DCC Interested Member, which (in accordance with this Deed) nominated or appointed him or her;

UK&I DCC Representative: means a VEMR Director who is appointed by a UK&I DCC Appointing Member as its representative on the UK&I DCC (from time to time) in accordance with the terms of this Deed and the VEMR Constitutional Documents;

UK&I DCC Termination Event: has the meaning given in Clause 5.5;

UK&I Domestic Claims Committee or UK&I DCC: the committee of the VEMR Board which is authorised (under the terms of this Deed and the VEMR Constitutional Documents) to represent the VE Member Representative in respect of the matters set out in this Deed, comprising up to (but no more than) six UK&I DCC Representatives appointed by UK&I DCC Appointing Members from time to time in accordance with this Deed (and comprising, at the date of this Deed, the UK&I DCC Representatives appointed by the UK&I DCC Appointing Members whose details are, respectively, set out in Schedule 2);

UK&I Domestic Covered Claims: such part of any Domestic Covered Claims as involves, concerns or relates to any of the Domestic MIFs applicable to Domestic Transactions in the United Kingdom and/or Ireland or where the measure of alleged injury, damage or loss is based in whole or in part on the level of Domestic MIFs applicable to Domestic Transactions in the United Kingdom and/or Ireland (including, in each case, Intra-Regional MIFs to the extent that those apply as the default Domestic MIF in the United Kingdom and/or Ireland);

UK&I LMC Appointing Members: means the LMC Appointing Members that are incorporated and/or domiciled in the United Kingdom or the Republic of Ireland and designated as a ‘UK&I LMC Appointing Member’ (i) in the final column of the table in Schedule 1 or (ii) from time to time in accordance with Clause 4.6;

UK&I Preferred Stock: means the Series B Convertible Participating Preferred Stock of Visa Inc., par value $0.0001 per share;

UK&I Share: means 32.9951%;

VE Inter Contribution: 70% of Covered Losses relating to Inter-Regional Covered Claims;

VE Inter-Regional Covered Claims: means that portion of all Inter-Regional Covered Claims equal to the VE Inter Contribution;

VE Member Representative: has the meaning given in the preamble;

VE Members: the shareholders of Visa Europe immediately before Closing that, for the avoidance of doubt, shall cease to be shareholders of Visa Europe with effect from Closing;

VEMR Board: the board of directors of the VE Member Representative from time to time;

VEMR Constitutional Documents: the memorandum and articles of association of the VE Member Representative;

VEMR Director: a member of the VEMR Board from time to time, each of whom shall be an individual director, officer and/or employee (with an appropriate level of seniority) of the Appointing Member, or an Affiliate of the

Appointing Member, which (in accordance with this Deed and the VEMR Constitutional Documents) nominated or appointed him or her;

VEMR Trust Documents: means the Deferred Consideration Rights Trust Deed dated on or around the date hereof and the Litigation Management Rights Trust Deed dated on or around the date hereof, in each case entered into by the VE Member Representative;

Visa Europe: Visa Europe Limited (company number 05139966), a company incorporated under the laws of England and Wales, whose registered office is at 1 Sheldon Square, London W2 6TT;

Visa Europe Territory: the jurisdictions of Andorra, Austria, Bear Island, Belgium, Bulgaria, the Channel Islands, Croatia, Cyprus, Czech Republic, Denmark, Estonia, the Faroe Islands, Finland, France (including its “DOM-TOMs”), Germany, Gibraltar, Greece, Greenland, Hungary, Iceland, Ireland, the Isle of Man, Israel, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Monaco, the Netherlands, Norway, Poland, Portugal, Romania, San Marino, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Vatican City, the United Kingdom, including the territories and possessions thereof, and any other jurisdiction which becomes a full member state of the European Union, and including any military bases, embassies or diplomatic consulates of the foregoing jurisdictions which are located outside of the aforementioned jurisdictions but excluding any military bases, embassies or diplomatic consulates located in the aforementioned jurisdictions of any jurisdictions which are located outside of the aforementioned jurisdictions;

Visa Inc.: has the meaning given in the preamble; and

Visa UK: Visa UK Limited (company number 02744892), a company incorporated under the laws of England and Wales, whose registered office is at 1 Sheldon Square, London W2 6TT.

1.2	In the interpretation of this Deed, unless the context otherwise requires:

1.2.1	clause and other headings are for reference only and do not affect the interpretation of this Deed;

1.2.2	references to clauses are to clauses of this Deed;

1.2.3	the singular shall include the plural and vice versa;

1.2.4	references to this “Deed” are to this litigation management deed, which has been entered into by the Parties as a deed on the date set out at its head;

1.2.5	references to a statutory provision include that provision as from time to time modified or re-enacted; and

1.2.6	references to the word “including” and words of similar import when used in this Deed shall mean “including without limitation” unless otherwise specified.

1.3	If any clause in this Deed is inconsistent with any other agreement or document referred to herein, the provisions of this Deed shall take precedence.

1.4

The Parties’ obligations under this Deed are conditional upon Closing having occurred. If the Transaction Agreement is terminated in accordance with its terms (such that Closing does not occur), this Deed will terminate.

1.5

The Appointing Members’ individual rights under this Deed comprise their rights to nominate VEMR Directors under Clause 2, their rights to require the appointment of such VEMR Directors to committees of the VEMR Board under Clauses 4, 5 and 6, and their rights as Parties under Clauses 15 to 21 (inclusive). The Appointing Members shall have no individual or collective rights against Visa Inc. (or otherwise) under Clauses 7 to 14 (inclusive). Visa Inc.’s obligations under Clauses 7 to 14 (inclusive) are owed solely to the VE Member Representative, as represented by the LMC, the UK&I DCC and/or the Europe DCC (as applicable).

1.6

The UK&I DCC Interested Members’ individual rights under this Deed comprise (a) their rights to nominate UK&I DCC Observers under Clause 5 and have their UK&I DCC Observers attend and participate in meetings of, and receive information made available to, the UK&I DCC in accordance with clause 8.4, and (b) their rights as Parties under Clauses 15 to 21 (inclusive). The UK&I DCC Interested Members shall have no individual or collective rights against Visa Inc. (or otherwise) under Clauses 7 to 14 (inclusive). Visa Inc.’s obligations under Clauses 7 to 14 (inclusive) are owed solely to the VE Member Representative, as represented by the LMC, the UK&I DCC and/or the Europe DCC (as applicable).

1.7

Upon reasonable request by Visa Inc., the VE Member Representative agrees to provide Visa Inc. with a record, from time to time, of all persons with the right to appoint a director of the VE Member Representative, together with their respective appointed director(s) and any nominated alternate directors.

2.	Appointment of VEMR Directors

2.1

Each Appointing Member shall have the right to nominate or require the appointment of, at its discretion, one natural person as a VEMR Director (provided that each Appointing Member (together with its Affiliates) shall have the right to appoint only one such VEMR Director from time to time, such that any LMC Appointing Member which is also a UK&I DCC Appointing Member or a Europe DCC Appointing Member shall be entitled to appoint only one VEMR Director (who may serve on more than one of the committees of the VEMR Board described in Clause 3) from time to time).

2.2	Each of the LMC Appointing Members, UK&I DCC Appointing Members and/or Europe DCC Appointing Members shall be entitled to remove from office any person appointed by it as a VEMR Director in accordance with Clause 2.1 and, if it so chooses, to nominate another person in his or her place.

2.3

Each VEMR Director appointed by an LMC Appointing Member, UK&I DCC Appointing Member and/or Europe DCC Appointing Member in accordance with this Clause 2 shall be appointed to one or more of the committees of the VEMR Board described in Clauses 3 to 6.

2.4

Each of the Appointing Members and the VE Member Representative agrees that each VEMR Director shall execute a confidentiality agreement with the VE Member Representative and Visa Inc. consistent with the form set out in Exhibit 1 hereto, and acknowledges that prior to executing such a confidentiality agreement the relevant VEMR Director shall not be provided with copies of information made available pursuant to this Deed or be permitted to participate in any of the activities of the LMC, the UK&I DCC or the Europe DCC (as applicable).

2.5	Each of (i) the VE Member Representative and (ii) the Appointing Members, agrees to take such actions as are within its or their control to give effect to this Clause 2.

3.	Decisions and Actions of the VE Member Representative

3.1	With effect from the Closing, pursuant to the VEMR Constitutional Documents and this Deed, the VE Member Representative has established:

3.1.1	the LMC;

3.1.2	the UK&I DCC; and

3.1.3	the Europe DCC,

as committees of the VEMR Board, each of which is authorised, under the terms of this Deed and the VEMR Constitutional Documents, to bind, make decisions and take actions on behalf of, the VE Member Representative.

3.2

Any decisions or actions taken (or purported to be taken) by or on behalf of the VE Member Representative (including decisions or actions taken following a vote of any of the LMC, UK&I DCC or Europe DCC and whether acting by the LMC, the UK&I DCC or the Europe DCC) in accordance with this Deed shall be binding on the VE Member Representative, and Visa Inc. may rely on any such decisions or actions as being validly taken by or on behalf of the VE Member Representative.

3.3

The VE Member Representative will be responsible for co-ordinating all meetings, votes, written consents, decisions and actions of the LMC, UK&I DCC and Europe DCC in connection with this Deed, at its own cost. Without prejudice to Visa Inc.’s obligations under this Deed to provide notice to, and consult with, the VE Member Representative, Visa Inc. shall under no circumstances (without its consent) be required to participate in, or perform any administrative or other role in relation to, the meeting, voting or other processes of the LMC, UK&I DCC or Europe DCC, save that Visa Inc. may elect to attend meetings of the relevant committees where it is invited to do so in accordance with the terms of this Deed.

3.4

Without prejudice to any specific time period set out in this Deed within which the VE Member Representative (whether acting by the LMC, UK&I DCC or Europe DCC (as applicable)) is required to provide any notice, decision or other communication to Visa Inc. (or otherwise), the VE Member Representative shall, or shall procure that the LMC, the UK&I DCC or the Europe DCC (as applicable), provide written notice or confirmation to Visa Inc. as soon as reasonably practicable following any decision of the LMC, UK&I DCC or Europe DCC of which Visa Inc. is entitled to receive notice or confirmation under this Deed.

3.5	Each of the Appointing Members agrees to take such actions as are within its control to procure compliance by the VE Member Representative with the provisions of this Clause 3.

4.	Composition of the Litigation Management Committee

4.1	The LMC shall consist from time to time of up to (but no more than) eleven LMC Representatives and their successors (selected in accordance with this Clause 4), of which:

4.1.1	up to (but no more than) seven shall be (or have been) appointed by Europe LMC Appointing Members; and

4.1.2	up to (but no more than) four shall be (or have been) appointed by UK&I LMC Appointing Members,

and provided that the number of LMC Representatives appointed by Europe LMC Members shall always be greater than the number of LMC Representatives appointed by UK&I LMC Appointing Members. Particulars of the LMC Representatives at the date of this Deed are in Schedule 1.

4.2

The number of LMC Appointing Members (and, consequently, the number of LMC Representatives that may be appointed to the LMC) may (subject to Clause 4.1) be increased or decreased from time to time only with the written approval of (i) all of the LMC Appointing Members and (ii) Visa Inc.

4.3

Each LMC Appointing Member may appoint one LMC Representative from time to time. Subject to Clauses 2.1 and 2.2, an LMC Appointing Member may appoint, remove, replace and/or substitute its LMC Representative (in each case provided that an LMC Representative must be a VEMR Director) on written notice to Visa Inc. and the other LMC Appointing Members.

4.4

The LMC Appointing Members shall (save as provided in this Clause 4) be those listed in Schedule 1 unless and until, in each case, an LMC Termination Event (as defined below) occurs in relation to any of them. Subject to Clause 4.6, if there are fewer than eleven LMC Appointing Members at the date of this Deed, the VE Member Representative may appoint one or more new LMC Appointing Member(s), until there are eleven in total.

4.5	If an LMC Appointing Member (the “LMC Exiting Member”):

4.5.1	becomes Insolvent;

4.5.2

fails to appoint a new VEMR Director in circumstances where it has removed its VEMR Director from office (or where such VEMR Director leaves, or is otherwise removed from, office for any reason), in each case under Clause 2.2; or

4.5.3	no longer wishes to be an LMC Appointing Member

(each an “LMC Termination Event”), the VE Member Representative shall appoint a replacement LMC Appointing Member (subject to Clause 4.6) following a decision of the LMC Appointing Members (excluding the LMC Exiting Member) by a majority of votes (with each such LMC Appointing Member having one vote), which decision shall be binding on the VE Member Representative.

4.6

A new LMC Appointing Member appointed by the VE Member Representative in accordance with Clause 4.4, or a replacement LMC Appointing Member appointed in place of an LMC Exiting Member in accordance with Clause 4.5, shall:

4.6.1	not be Insolvent;

4.6.2	be incorporated and/or domiciled in the Visa Europe Territory, provided that, in the case of replacing an LMC Exiting Member:

(a)

if the LMC Exiting Member was a UK&I LMC Appointing Member, the replacement LMC Appointing Member shall be incorporated and/or domiciled in the United Kingdom or the Republic of Ireland (and shall be designated as a UK&I LMC Appointing Member in place of the LMC Exiting Member); and

(b)

if the LMC Exiting Member was a Europe LMC Appointing Member, the replacement LMC Appointing Member shall not be incorporated or domiciled in the United Kingdom or the Republic of Ireland (and shall be designated as a Europe LMC Appointing Member in place of the LMC Exiting Member);

4.6.3	enter into a deed of adherence to this Deed in a form reasonably satisfactory to Visa Inc.; and

4.6.4	shall, to the extent practicable (and provided such Person is willing to become an LMC Appointing Member), be:

(a)	in the case of the appointment of a new LMC Appointing Member by the VE Member Representative in accordance with Clause 4.4, the VE Member operating in a Subregion not already represented on the LMC who received the highest amount of Closing Cash Consideration excluding (i) the other LMC Appointing Members and (ii) any former LMC Appointing Members; and

(b)

in the case of a replacement LMC Appointing Member appointed in accordance with Clause 4.5, the VE Member operating in the same Subregion as the LMC Exiting Member who received the highest amount of Closing Cash Consideration excluding (i) the other LMC Appointing Members and (ii) any former LMC Appointing Members.

4.7	An LMC Exiting Member shall cease to be an LMC Appointing Member only when:

4.7.1	the appointment of the replacement LMC Appointing Member has become effective; and

4.7.2	the replacement LMC Appointing Member has appointed a VEMR Director who has been appointed as an LMC Representative,

in each case in accordance with the provisions of this Deed and the VEMR Constitutional Documents.

4.8	Each of (i) the VE Member Representative and (ii) the LMC Appointing Members, agrees to take such actions as are within its control to give effect to the provisions of this Clause 4.

5.	Composition of the UK&I DCC

5.1

The UK&I DCC shall comprise up to (but no more than) six UK&I DCC Representatives (selected in accordance with this Clause 5), each of whom shall have been appointed by a UK&I DCC Appointing Member in accordance with this Deed. Particulars of the UK&I DCC Representatives at the date of this Deed are in Schedule 2.

5.2

The number of UK&I DCC Appointing Members (and, consequently, the number of UK&I DCC Representatives that may be appointed to the UK&I DCC) may be increased (subject to Clause 5.1) or decreased from time to time only with the written approval of (i) all the UK&I DCC Appointing Members and (ii) Visa Inc.

5.3

Each UK&I DCC Appointing Member may appoint one UK&I DCC Representative from time to time. Subject to Clauses 2.1 and 2.2, a UK&I DCC Appointing Member may appoint, remove, replace and/or substitute its UK&I DCC Representative (in each case provided that a UK&I DCC Representative must be a VEMR Director) on written notice to Visa Inc. and the other UK&I DCC Appointing Members.

5.4	The UK&I DCC Appointing Members shall be those listed in Schedule 2 unless and until, in each case, a UK&I DCC Termination Event (as defined below) occurs in relation to any of them.

5.5	If a UK&I DCC Appointing Member (the “UK&I DCC Exiting Member”):

5.5.1	becomes Insolvent;

5.5.2

fails to appoint a new VEMR Director in circumstances where it has removed its VEMR Director from office (or where such VEMR Director leaves, or is otherwise removed from, office for any reason), in each case under Clause 2.2; or

5.5.3	no longer wishes to be a UK&I DCC Appointing Member

(each a “UK&I DCC Termination Event”), the VE Member Representative shall appoint a replacement UK&I DCC Appointing Member (subject to Clause 5.6) following a decision of the UK&I DCC Appointing Members (excluding the UK&I DCC Exiting Member) by a majority of votes (with each such UK&I DCC Appointing Member having one vote), which decision shall be binding on the VE Member Representative.

5.6	A replacement UK&I DCC Appointing Member appointed in place of a UK&I DCC Exiting Member in accordance with Clause 5.5 shall:

5.6.1	not be Insolvent;

5.6.2	enter into a deed of adherence to this Deed in a form reasonably satisfactory to Visa Inc.; and

5.6.3

shall, to the extent practicable (and provided such Person is willing to become a UK&I DCC Appointing Member), be the VE Member who received the highest amount of Closing Cash Consideration excluding (i) the other UK&I DCC Appointing Members and (ii) any former UK&I DCC Appointing Members.

5.7	A UK&I DCC Exiting Member shall cease to be a UK&I DCC Appointing Member only when:

5.7.1	the appointment of the replacement UK&I DCC Appointing Member has become effective; and

5.7.2	the replacement UK&I DCC Appointing Member has appointed a VEMR Director who has been appointed as a UK&I DCC Representative,

in each case in accordance with the provisions of this Deed and the VEMR Constitutional Documents.

5.8

There shall be up to (but no more than) five UK&I DCC Observers (selected in accordance with this Clause 5), each of whom shall have been appointed by a UK&I DCC Interested Member in accordance with this Deed. Particulars of the UK&I DCC Observers are set out in Schedule 4.

5.9	Each UK&I DCC Interested Member may appoint one UK&I DCC Observer from time to time. A UK&I DCC Interested Member may appoint, remove,

replace and/or substitute its UK&I DCC Observer on advance written notice to Visa Inc., the UK&I DCC Appointing Members and the other UK&I DCC Interested Members.

5.10

The UK&I DCC Interested Members shall be those listed in Schedule 4 unless and until, in each case, a UK&I DCC Termination Event (as defined above, mutatis mutandis) occurs in relation to any of them. If a UK&I DCC Termination Event occurs in relation to any of the UK&I DCC Interested Members, the number of UK&I DCC Interested Members (and, consequently, the number of UK&I DCC Observers that may attend meetings of the UK&I DCC) shall be decreased accordingly.

5.11

Each of (i) the VE Member Representative, (ii) the UK&I DCC Appointing Members, and (iii) the UK&I DCC Interested Members agrees to take such actions as are within its control to give effect to the provisions of this Clause 5.

6.	Composition of the Europe DCC

6.1

The Europe DCC shall consist from time to time of up to (but no more than) seven Europe DCC Representatives (selected in accordance with this Clause 6), each of whom shall have been appointed by a Europe DCC Appointing Member in accordance with this Deed. Particulars of the Europe DCC Representatives at the date of this Deed are set out in Schedule 3.

6.2

The number of Europe DCC Appointing Members (and, consequently, the number of Europe DCC Representatives that may be appointed to the Europe DCC) may be increased (subject to Clause 6.1) or decreased from time to time with the written approval of (i) all the Europe DCC Appointing Members and (ii) Visa Inc.

6.3

Each Europe DCC Appointing Member may appoint one Europe DCC Representative from time to time. Subject to Clauses 2.1 and 2.2, a Europe DCC Appointing Member may appoint, remove, replace and/or substitute its Europe DCC Representative (in each case provided that a Europe DCC Representative must be a VEMR Director) on written notice to Visa Inc. and the other Europe DCC Appointing Members.

6.4

The Europe DCC Appointing Members shall (save as provided in this Clause 6) be those listed in Schedule 3 unless and until, in each case, a Europe DCC Termination Event (as defined below) occurs in relation to any of them. Subject to Clause 6.6, if there are fewer than seven Europe DCC Appointing Members at the date of this Deed, the VE Member Representative may appoint one or more new Europe DCC Appointing Member(s), until there are seven in total, provided that the VE Member Representative shall also appoint any such new Europe DCC Appointing Member(s) as an LMC Appointing Member(s) in accordance with (and subject to) Clauses 4.4 and 4.6.

6.5	If a Europe DCC Appointing Member (the “Europe DCC Exiting Member”):

6.5.1	becomes Insolvent;

6.5.2

fails to appoint a new VEMR Director in circumstances where it has removed its VEMR Director from office (or where such VEMR Director leaves, or is otherwise removed from, office for any reason), in each case under Clause 2.2; or

6.5.3	no longer wishes to be a Europe DCC Appointing Member

(each a “Europe DCC Termination Event”), the VE Member Representative shall appoint a replacement Europe DCC Appointing Member (subject to Clause 6.6) following a decision of the Europe DCC Appointing Members (excluding the Europe DCC Exiting Member) by a majority of votes (with each such Europe DCC Appointing Member having one vote), which decision shall be binding on the VE Member Representative.

6.6

A new Europe DCC Appointing Member appointed by the VE Member Representative in accordance with Clause 6.4, or a replacement Europe DCC Appointing Member appointed in place of a Europe DCC Exiting Member in accordance with Clause 6.5, shall:

6.6.1	not be Insolvent;

6.6.2	enter into a deed of adherence to this Deed in a form reasonably satisfactory to Visa Inc.; and

6.6.3	shall, to the extent practicable (and provided such Person is willing to become a Europe DCC Appointing Member), be:

(a)

in the case of the appointment of a new Europe DCC Appointing Member by the VE Member Representative in accordance with Clause 6.4, the VE Member operating in a Subregion not already represented on the Europe DCC who received the highest amount of Closing Cash Consideration excluding (i) the other Europe DCC Appointing Members and (ii) any former Europe DCC Appointing Members; and

(b)

in the case of a replacement Europe DCC Member appointed in accordance with Clause 6.5, the VE Member operating in the same Subregion as the Europe DCC Exiting Member who received the highest amount of Closing Cash Consideration excluding (i) the other Europe DCC Appointing Members and (ii) any former Europe DCC Appointing Members.

6.7	A Europe DCC Exiting Member shall cease to be a Europe DCC Appointing Member only when:

6.7.1	the appointment of the replacement Europe DCC Appointing Member has become effective; and

6.7.2	the replacement Europe DCC Appointing Member has appointed a VEMR Director who has been appointed as a Europe DCC Representative,

in each case in accordance with the provisions of this Deed and the VEMR Constitutional Documents.

6.8	Each of (i) the VE Member Representative and (ii) the Europe DCC Appointing Members, agrees to take such actions as are within its control to give effect to the provisions of this Clause 6.

7.	Decisions of the Litigation Management Committee

7.1

All decisions of the LMC shall be made by a majority in number of the LMC Representatives present and entitled to vote at a quorate meeting of the LMC (with each LMC Representative having one vote), or in writing by a majority in number of the LMC Representatives.

7.2

Subject to any shorter period stated in Clause 12.6, Visa Inc. or an LMC Representative may call a meeting of the LMC by not less than 10 Business Days’ written notice to Visa Inc. and each LMC Representative, provided that if the relevant meeting is called by an LMC Representative who reasonably believes that Visa Inc. should not be present due to a conflict of interest between Visa Inc. and the LMC relating to the subject matter of the meeting, Visa Inc. shall not be entitled to receive notice of such meeting.

7.3

Visa Inc. may attend and participate in all meetings of the LMC, unless (i) the relevant meeting is called without notice to Visa Inc. as provided in Clause 7.2, in which case the LMC Representatives shall ensure that appropriate legal counsel are present at such meeting, or (ii) Visa Inc. is requested (at any point during a meeting) by a majority of the LMC Representatives to withdraw from all or part of a meeting, provided that the LMC Appointing Members shall use reasonable endeavours to ensure that appropriate legal counsel attend any such meeting.

7.4

The quorum for a meeting of the LMC shall be three LMC Representatives, provided that at least one such LMC Representative shall have been appointed by a UK&I LMC Appointing Member and at least one such LMC Representative shall have been appointed by a Europe LMC Appointing Member.

7.5

If a quorum is not present at the first calling of the meeting, Visa Inc., or any LMC Representative present and entitled to vote, may adjourn the meeting for at least 24 hours (but no longer than seven days) and give notice by electronic mail (or otherwise in accordance with Clause 17, with the first such served notice being binding) of a place, time and date for the adjourned meeting to Visa Inc. and each LMC Representative, and a quorum shall be deemed present at the adjourned meeting so long as any LMC Representative entitled to vote is present.

7.6	LMC Representatives and Visa Inc. may attend meetings of the LMC by telephone or similar communications equipment. Meetings of the LMC shall be deemed to be held at the location specified by Visa Inc. or, if Visa Inc. is not present at the meeting, the location agreed between the LMC Representatives participating in such meeting.

7.7	The LMC shall keep a record of its proceedings. Upon the dissolution of the LMC, the UK&I DCC and the Europe DCC, those records shall become the property of Visa Inc.

8.	Decisions of the UK&I DCC

8.1	All decisions of the UK&I DCC shall be made either:

8.1.1	by a DCC Majority of the UK&I DCC Representatives present and entitled to vote at a quorate meeting of the UK&I DCC; or

8.1.2	in writing by a DCC Majority of all UK&I DCC Representatives.

8.2

Subject to any shorter period stated in Clause 12.6, Visa Inc. or a UK&I DCC Representative may call a meeting of the UK&I DCC by not less than 10 Business Days’ written notice to Visa Inc., each UK&I DCC Representative and each UK&I DCC Observer, provided that if the relevant meeting is called by a UK&I DCC Representative who reasonably believes that Visa Inc. should not be present due to a conflict of interest between Visa Inc. and the UK&I DCC relating to the subject matter of the meeting, Visa Inc. shall not be entitled to receive notice of such meeting.

8.3

Visa Inc. may attend and participate in all meetings of the UK&I DCC, unless (i) the relevant meeting is called without notice to Visa Inc. as provided in Clause 8.2, in which case the UK&I DCC Representatives shall ensure that appropriate legal counsel are present at such meeting, or (ii) Visa Inc. is requested (at any point during a meeting) by a majority of the UK&I DCC Representatives to withdraw from all or part of a meeting, provided that the UK&I DCC Appointing Members shall use reasonable endeavours to ensure that appropriate legal counsel attend any such meeting.

8.4	Subject to having first executed a confidentiality agreement with the VE Member Representative and Visa Inc. consistent with the form set out in Exhibit 1 hereto, each UK&I DCC Observer:

8.4.1	shall be provided with copies of all information and materials made available to the UK&I DCC in accordance with the terms of this Deed; and

8.4.2	may attend and participate in all meetings of the UK&I DCC, but shall not be entitled to vote or count towards the quorum at meetings of the UK&I DCC.

8.5	The quorum for a meeting of the UK&I DCC shall be five UK&I DCC Representatives.

8.6

If a quorum is not present at the first calling of the meeting, Visa Inc. or any UK&I DCC Representative present and entitled to vote may adjourn the meeting for at least 24 hours (but no longer than seven days) and give notice by electronic mail (or otherwise in accordance with Clause 17, with the first such served notice being binding) of a place, time and date for the adjourned meeting to Visa Inc., each UK&I DCC Representative and each UK&I DCC Observer, and a quorum shall be deemed present at the adjourned meeting so long as any UK&I DCC Representative entitled to vote is present.

8.7

UK&I DCC Representatives, UK&I DCC Observers and Visa Inc. may attend meetings of the UK&I DCC by telephone or similar communications equipment. Meetings of the UK&I DCC shall be deemed to be held at the location specified by Visa Inc. or, if Visa Inc. is not present at the meeting, the location agreed between the UK&I DCC Representatives participating in such meeting.

8.8	The UK&I DCC shall keep a record of its proceedings. Upon the dissolution of the LMC, the UK&I DCC and the Europe DCC, those records shall become the property of Visa Inc.

9.	Decisions of the Europe DCC

9.1	All decisions of the Europe DCC shall be made either:

9.1.1	by a DCC Majority of the Europe DCC Representatives present and entitled to vote at a quorate meeting of the Europe DCC; or

9.1.2	in writing by a DCC Majority of all Europe DCC Representatives.

9.2

Subject to any shorter period stated in Clause 12.6, Visa Inc. or a Europe DCC Representative may call a meeting of the Europe DCC by not less than 10 Business Days’ written notice to Visa Inc. and each Europe DCC Representative, provided that if the relevant meeting is called by a Europe DCC Representative who reasonably believes that Visa Inc. should not be present due to a conflict of interest between Visa Inc. and the Europe DCC relating to the subject matter of the meeting, Visa Inc. shall not be entitled to receive notice of such meeting.

9.3

Visa Inc. may attend and participate in all meetings of the Europe DCC, unless (i) the relevant meeting is called without notice to Visa Inc. as provided in Clause 9.2, in which case the Europe DCC Representatives shall ensure that appropriate legal counsel are present at such meeting, or (ii) Visa Inc. is requested (at any point during a meeting) by a majority of the Europe DCC Representatives to withdraw from all or part of a meeting, provided that the Europe Appointing Members shall use reasonable endeavours to ensure that appropriate legal counsel attend any such meeting.

9.4	The quorum for a meeting of the Europe DCC shall be three Europe DCC Representatives.

9.5	If a quorum is not present at the first calling of the meeting, Visa Inc. or any Europe DCC Representative present and entitled to vote may adjourn the meeting for at least 24 hours (but no longer than seven days) and give notice by electronic mail (or otherwise in accordance with Clause 17, with the first such served notice being binding) of a place, time and date for the adjourned meeting to Visa Inc. and each Europe DCC Representative, and a quorum shall be deemed present at the adjourned meeting so long as any Europe DCC Representative entitled to vote is present.

9.6

Europe DCC Representatives and Visa Inc. may attend meetings of the Europe DCC by telephone or similar communications equipment. Meetings of the Europe DCC shall be deemed to be held at the location specified by Visa Inc. or, if Visa Inc. is not present at the meeting, the location agreed between the Europe DCC Representatives participating in such meeting.

9.7	The Europe DCC shall keep a record of its proceedings. Upon the dissolution of the LMC, the UK&I DCC and the Europe DCC, those records shall become the property of Visa Inc.

10.	Notification of Covered Claims

10.1

Visa Inc. shall keep the LMC reasonably informed of any threatened claims which have been notified to Visa Inc. and which in Visa Inc.’s view, acting reasonably, might result in a Covered Claim. As soon as reasonably practicable, and in any event within 30 Business Days of Visa Inc. concluding that the matter is a Covered Claim, Visa Inc. shall give written notice to the LMC of any new Covered Claim, specifying in reasonable detail (taking into account the information which is available to Visa Inc. at that time) the nature of the Covered Claim.

10.2

The LMC shall notify Visa Inc. in writing with reasons within 30 Business Days of receipt of Visa Inc.’s written notification if it disputes that the matter notified is a Covered Claim (a “Disputed Covered Claim”), failing which the LMC, the UK&I DCC and the Europe DDC will not have any right subsequently to dispute that the matter notified is a Covered Claim.

10.3	If there is notice of a Disputed Covered Claim within the time specified in Clause 10.2, Visa Inc. and the LMC will follow the procedure in Clause 21.2.

10.4

It is envisaged that, for each Covered Claim, a joint defence agreement will be entered into between (i) the LMC, UK&I DCC or Europe DCC (as appropriate) and (ii) whichever of Visa Inc. and/or all Visa Inc.’s Affiliates and/or Visa UK who are or become defendants to that Covered Claim.

11.	Attribution of Covered Claims

11.1

Visa Inc. shall make a proposal to each of the LMC, the UK&I DCC and the Europe DCC for the attribution of a Covered Claim between Domestic Covered Claims (including between UK&I Domestic Covered Claims, UK Domestic Covered Claims and Europe Domestic Covered Claims) and/or Intra-Regional Covered Claims and/or Inter-Regional Covered Claims as soon as it has sufficient information to do so (and will do so in relation to the Existing English High Court Claims, to the extent possible, within 60 Business Days of Closing). Visa Inc.’s proposal shall be final and binding unless, within 30 Business Days of receipt of such proposal, the LMC and/or the UK&I DCC and/or the Europe DCC deliver written notice of objection to Visa Inc. whereupon Visa Inc. and the LMC and/or the UK&I DCC and/or the Europe DCC (as appropriate) will follow the procedure in Clause 21.2.

11.2

Decisions of the VE Member Representative shall be taken by the LMC except where expressly provided to the contrary in this Deed. Before attribution of a Covered Claim under Clause 11.1 above, the LMC shall be authorised to make decisions of the VE Member Representative.

11.3

Where, following attribution of a Covered Claim in accordance with the process in Clause 11.1, at least 75% of the value of a Covered Claim is attributable to UK&I Domestic Covered Claims (such Covered Claim being a “UK&I DCC Claim”), decisions of the VE Member Representative under this Deed in relation thereto shall be taken by the UK&I DCC (acting in accordance with Clause 8).

11.4

Where, following attribution of a Covered Claim in accordance with the process in Clause 11.1, at least 75% of the value of a Covered Claim is attributable to Europe Domestic Covered Claims (such Covered Claim being a “Europe DCC Claim”), decisions of the VE Member Representative under this Deed in relation thereto shall be taken and made by the Europe DCC (acting in accordance with Clause 9).

12.	Management of Covered Claims

12.1	Visa Inc. will have the conduct and control of the Covered Claims, subject to the provisions of this Clause 12.

12.2

Visa Inc. and the VE Member Representative (acting by the LMC, the UK&I DCC or the Europe DCC, as applicable) will, in good faith, use reasonable endeavours to ensure that all key decisions in relation to the Covered Claims are to be taken with a view to keeping the exposure to Covered Losses to the lowest levels possible whilst not otherwise materially damaging Visa Inc.’s ongoing business interests.

12.3	Visa Inc. will give a monthly update on material developments:

12.3.1	in relation to Covered Claims (of whatever nature), to the LMC;

12.3.2	in relation to UK&I DCC Claims, to the UK&I DCC; and

12.3.3	in relation to Europe DCC Claims, to the Europe DCC,

including, where appropriate and permissible in Visa Inc.’s reasonable view, providing copies of key correspondence and other key documents. Such updates will also include information in relation to any key settlement initiatives in relation to Covered Claims, any updated views of Visa Inc. in relation to the attribution of Covered Claims (see Clause 11.1) and any provisional views concerning the allocation of Covered Losses (see Clause 13.1 below). Visa Inc. will also provide information in relation to its quarterly and annual budgets for legal and other expenses in relation to Covered Claims, together with monthly updates on legal and other expenses actually incurred in respect of Covered Claims, and will consider any concerns raised in this regard by the LMC (or by the UK&I DCC in relation to UK&I DCC Claims, or the Europe DCC in relation to Europe DCC Claims).

12.4

Visa Inc. will discuss and consult with the VE Member Representative, acting by the LMC (and by the UK&I DCC in relation to UK&I DCC Claims, and the Europe DCC in relation to Europe DCC Claims), on key strategic decisions in relation to Covered Claims and will consider suggestions and recommendations made by the LMC (and by the UK&I DCC or by the Europe DCC, as appropriate) in that regard.

12.5

The VE Member Representative, acting by the LMC, may appoint legal advisors, at the sole expense of the VE Member Representative (and Visa Inc. shall have no responsibility under any circumstances for any such expenses). Visa Inc. shall facilitate regular consultation between its legal advisors and those appointed by the VE Member Representative.

12.6	Material Decisions

No Material Decision shall be made without the approval of the VE Member Representative, acting by the LMC (or, where Clause 11.3 applies, the UK&I DCC, or where Clause 11.4 applies, the Europe DCC) in accordance with this Clause 12.6:

12.6.1

When requesting the approval of a Material Decision by the VE Member Representative, acting by the LMC (or the UK&I DCC or Europe DCC, as appropriate), Visa Inc. shall specify the period within which approval is required, which shall be not less than 10 Business Days unless the approval is required urgently. If the approval is required urgently, Visa Inc. will use best endeavours to include in the notification (i) an explanation of the urgency, (ii) the consequence of failure to approve the Material Decision, and (iii) the time for approving the Material Decision.

12.6.2

The VE Member Representative, acting by the LMC (or the UK&I DCC or Europe DCC, as appropriate) shall not unreasonably withhold or delay its consent to a Material Decision nor subject any such consent to unreasonable conditions.

12.6.3

If the LMC (or the UK&I DCC or Europe DCC, as appropriate) is unable to approve or reject a Material Decision in the time specified by Visa Inc., it may request Visa Inc.’s consent to an extension of that period (such consent not to be unreasonably withheld, conditioned or delayed).

12.6.4

If the LMC (or the UK&I DCC or Europe DCC, as appropriate) does not approve or reject the Material Decision in the time specified by Visa Inc. pursuant to Clause 12.6.1 (as extended, if applicable, pursuant to Clause 12.6.3) the Material Decision will be deemed to have been approved.

12.7

The sole remedy of each of (i) the VE Member Representative (whether acting by the LMC, the UK&I DCC or the Europe DCC) and (ii) Visa Inc., in respect of any alleged breach of Clause 12.6 shall be as set out in Clause 21.3 below.

13.	Allocation of Covered Losses

13.1

Visa Inc. shall, within 60 Business Days of a Covered Loss having been paid or becoming due and payable by Visa Inc. and/or any of Visa Inc.’s Affiliates and/or Visa UK or, if later, within 60 Business Days of the Closing, make a proposal to the LMC, the UK&I DCC and the Europe DCC for the allocation of each Covered Loss between Domestic Covered Claims (including between UK&I Domestic Covered Claims, UK Domestic Covered Claims and Europe Domestic Covered Claims) and/or Intra-Regional Covered Claims and/or Inter-Regional Covered Claims, and shall specify the time for responding to that proposal (which shall be not less than 30 Business Days).

13.2	Visa Inc. shall, where permissible in Visa Inc.’s reasonable view, give the LMC, the UK&I DCC and the Europe DCC the information they reasonably request to assess Visa Inc.’s proposed allocation.

13.3

Visa Inc.’s proposal shall be final and binding unless the LMC and/or the UK&I DCC and/or the Europe DCC notifies Visa Inc. in writing that they disagree with such proposal within the period specified by Visa Inc. for a response in accordance with Clause 13.1. If such a notice is served within that time-frame, Visa Inc. and whichever of the LMC and/or the UK&I DCC and/or the Europe DCC has served notice will jointly follow the procedure in Clause 21.2.

14.	Release Assessments for Conversion of Preferred Stock

14.1

At the 4th, 6th, 8th, 9th, 10th and 11th anniversaries of the Closing and annually thereafter, and on the date that is three (3) months after the final resolution of all of the Existing English High Court Claims (whether by a settlement or final and non-appealable judgment), and by the date that is two (2) months after the VE Member Representative (acting by the UK&I DCC or the Europe DCC, as applicable) exercises the right pursuant to Clause 14.4 below (each of the foregoing dates, an “Assessment Date”), Visa Inc. will carry out an assessment (a “Release Assessment”) of the extent to which, if at all, it is appropriate to effect a partial conversion of UK&I Preferred Stock or Europe Preferred Stock (as applicable) into Class A Common Stock or Class A Equivalent Preferred Stock in accordance with Section 8 of the Certificates of Designations setting out the terms of the UK&I Preferred Stock or Europe Preferred Stock (an “Accelerated Conversion”). Each Release Assessment shall set forth (i) the Liability Coverage Reduction Amount, if any, (ii) the related Conversion Adjustment, and (iii) the resultant Class A Common Equivalent Number (which shall equal (A) the Class A Common Equivalent Number prior to the Conversion Adjustment minus (B) the Conversion Adjustment) (in each case, as such terms are defined in the Certificates of Designations of the UK&I Preferred Stock and the Europe Preferred Stock).

14.2

In making each Release Assessment, Visa Inc. will consult with the LMC and consider the following factors to make a conservative assessment of the ongoing risk of liability pursuant to Covered Claims (the “Contingent Liability Risk”) and to determine the amount and timing of any Accelerated Conversion (collectively, the “Release Factors”):

14.2.1	the views expressed by the LMC;

14.2.2

the goal of maintaining UK&I Preferred Stock or Europe Preferred Stock to provide coverage for Visa Inc. against all Covered Claims, whilst recognising that the Contingent Liability Risk is expected to decrease over time;

14.2.3	the extent of any prior payments made in respect of Covered Claims, whether by way of settlement, satisfaction of any judgments, or otherwise;

14.2.4	any settlements or final and non-appealable judgments in those or any other Covered Claims;

14.2.5	any significant developments in the Existing English High Court Claims or any other then pending claims;

14.2.6	any significant developments in the European Commission’s ongoing investigation into Inter-Regional MIFs or any other applicable regulatory developments;

14.2.7	any relevant legislative changes, including domestic legislation implementing the EU Directive on antitrust damages actions (Directive 2014/104/EU); and

14.2.8	the expiry of any limitation periods which are applicable to the Covered Claims.

14.3

In the case of any Release Assessment made with respect to the 12th anniversary of the Closing or any Assessment Date thereafter, each share of UK&I Preferred Stock and Europe Preferred Stock shall be partially converted into that number of shares of Class A Common Stock or Class A Equivalent Preferred Stock equal to the Class A Common Equivalent Number unless there are any UK&I Covered Claims or Europe Covered Claims, respectively, which remain unresolved and outstanding as of such date, in which case a reasonable and conservative portion (a “Holdback Amount”) of the then applicable Class A Common Equivalent Number of each share of UK&I Preferred Stock and Europe Preferred Stock, as applicable, shall not be so converted. The Holdback Amount shall be determined by means of a Release Assessment in accordance with the procedures set out in this Clause 14.

14.4

Each of (i) the UK&I DCC and (ii) the Europe DCC will have the right to request that Visa Inc. undertake one additional assessment (i.e., between them a total of two additional assessments) between the 4th and the 8th year anniversaries of the Closing, if it reasonably believes that there have been significant developments such that, taking into account all of the Release Factors, it is appropriate to effect an Accelerated Conversion of UK&I Preferred Stock or Europe Preferred Stock, as applicable, prior to the next scheduled assessment pursuant to Clause 14.1.

14.5

Within 10 Business Days following each Assessment Date, Visa Inc. shall notify the LMC of its initial Release Assessment determination (an “Initial Determination”) of (i) the Liability Coverage Reduction Amount, if any, (ii) the resultant Conversion Adjustment, and (iii) the resultant Class A Common Equivalent Number.

14.6

Each Initial Determination shall be final and binding unless, within 20 Business Days of its receipt of such Initial Determination, the LMC delivers a written objection notice to Visa Inc. If such an objection notice is timely received by Visa Inc., the chief executive officer of Visa Inc. shall, within 30 Business Days of such receipt by Visa Inc., make a reasonable good faith determination of the disputed amounts (a “CEO Assessment”). Each CEO Assessment made in respect of any Release Assessment for an Assessment Date that is prior to the 6th anniversary of the Closing shall be final and binding.

14.7

Each CEO Assessment made in respect of any Release Assessment for an Assessment Date that is on or after the 6th anniversary of the Closing shall be final and binding unless, within 20 Business Days of its receipt of such CEO Assessment, the LMC delivers a written objection notice to Visa Inc. If such a notice of objection is timely received by Visa Inc., Visa Inc. and the LMC will jointly seek, and agree to be bound by, advice from a Queen’s Counsel on the appropriate Liability Coverage Reduction Amount, if any, on the basis set out in Clause 21.2.

14.8	In no event shall any Conversion Adjustment determined pursuant to this Clause 14 be greater than the then applicable Class A Common Equivalent Number as of the date of such Conversion Adjustment.

14.9

Within 30 days following the end of each Visa Inc. fiscal quarter, Visa Inc. shall provide to the LMC, the UK&I DCC and the Europe DCC, a statement reflecting the approximate value (in US dollars) as of the last day of Visa Inc.’s most recent fiscal quarter, of the outstanding shares of UK&I Preferred Stock and Europe Preferred Stock, respectively (which shall be equal to: (A) the aggregate number of outstanding shares of UK&I Preferred Stock and/or Europe Preferred Stock, as applicable, multiplied by (B) the applicable Class A Common Equivalent Number, multiplied by (C) the volume-weighted average price per share of Visa Inc.’s Class A Common Stock on the last day of Visa Inc.’s most recent fiscal quarter, as displayed under the heading “Bloomberg VWAP” on Bloomberg page V <equity> VWAP (or any equivalent successor page) in respect of the period from 9:30am to 4:00pm New York time). On each such date, Visa Inc. will also provide to the LMC, the UK&I DCC and the Europe DCC, a statement reflecting the total approximate value (in US dollars) of all Liability Coverage Reduction Amounts with respect to the UK&I Preferred Stock and the Europe Preferred Stock, respectively, with respect to the preceding fiscal quarter.

15.	Confidentiality and Privilege

15.1

The terms of this Deed, and the substance of negotiations in connection with it, are confidential to the Parties and to their representatives, who shall not disclose them, or otherwise communicate them, to any third party without the written consent of the other Parties.

15.2	The Parties agree that they have a common interest in relation to the defence of the Covered Claims.

15.3

The Parties recognise and agree that the documents and information exchanged between them under the terms of this Deed (whether in relation to the Covered Claims or otherwise) are likely to be of a confidential nature and/or covered by legal professional privilege (and/or equivalent privileges under other applicable laws) and they wish to maintain that confidence and privilege to the greatest extent possible.

15.4

Subject to each relevant individual at an Appointing Member or a UK&I DCC Interested Member (being those individuals who may receive documents and information in connection with this Deed) having first executed a confidentiality agreement with the VE Member Representative and Visa Inc. consistent with the form set out in Exhibit 1 hereto, the Parties agree that any documents and information received by:

15.4.1	any of the LMC Representatives, the Europe DCC Representatives and/or the UK&I DCC Representatives; or

15.4.2	any of the UK&I DCC Observers,

in each case, and in accordance with this Deed, may only be shared with a limited group of not more than five individuals (or such higher number as Visa Inc. and the VE Member Representative, acting reasonably, may agree in advance in writing, on a case-by-case basis, with an Appointing Member or UK&I DCC Interested Member) within their respective Appointing Member or UK&I DCC Interested Member (as applicable). The Parties agree that a list of those five individuals within the Appointing Members and the UK&I DCC Interested Members with whom such documents and information may be shared will be agreed between the Parties prior to the execution of this Deed and will be maintained subsequently by the VE Member Representative. That list may be revised from time to time with the consent of the VE Member Representative and Visa Inc. (such consent not to be unreasonably withheld, conditioned or delayed), provided that the list of individuals within each Appointing Member and each UK&I DCC Interested Member shall not exceed five unless otherwise agreed on a case by case basis.

15.5

All documents or information exchanged or disclosed in accordance with this Deed (including documents and information already exchanged or disclosed subject to common interest privilege) shall be maintained in confidence, and no disclosure of such information or documentation by the receiving Party shall be made to any third party without the prior written permission of the disclosing Party other than to the extent that:

15.5.1	the disclosure or use of that information is required by any applicable laws or regulations or any Governmental Authority;

15.5.2

the disclosure is required by compulsion of law or regulation (including, where required by legally-mandated governance policies of any applicable regulator or listing authority, disclosure to group-level audit committees), pursuant to an order of a court of competent jurisdiction, or pursuant to any proper order or demand made by any competent authority or body where the relevant Party is under a legal or regulatory obligation to make such a disclosure;

15.5.3

the disclosure is made to the relevant Party’s professional advisers (including its legal advisors and auditors) who are themselves bound by professional duties of confidentiality owed to the disclosing Party or its Affiliate;

15.5.4	the information or documentation is provided to a senior Queen’s Counsel for independent advice in accordance with the provisions of Clause 21.2; or

15.5.5	the information is or becomes publicly available (other than as a result of a breach of this Deed),

provided that, prior to disclosure or use of any information pursuant to Clauses 15.5.1 and/or 15.5.2, the disclosing Party concerned shall, where not prohibited by law, consult with the other Parties and use reasonable endeavours to assist the other Parties in seeking to preserve the confidentiality and, where applicable, privilege, of such information consistent with applicable laws and regulations.

15.6

No past or future exchange or disclosure of information or documents under this Deed, including to any legal advisors, will constitute a waiver of any privilege or other protection that any Party may be entitled to claim.

15.7

All documents or information exchanged or disclosed under this Deed shall be used by the LMC and/or the UK&I DCC and/or the Europe DCC for the purposes specified in this Deed only and for no other purposes.

15.8	If reasonably required and wherever reasonably practicable, all documents exchanged or disclosed under this Deed to the LMC, the UK&I DCC and/or the

Europe DCC (or any representative or member thereof), and all copies thereof made by the LMC, the UK&I DCC and/or the Europe DCC (or any representative or member thereof), shall be returned to Visa Inc., or the documents and copies shall be destroyed, on demand from Visa Inc.

15.9

Nothing in this Deed shall limit the right of any Party to disclose to third parties any documents and/or information which are already in the possession of that Party or have been independently obtained by that Party.

16.	Termination

16.1

This Deed will terminate on the later of (i) the date on which the Class A Equivalent Number in respect of both the UK&I Preferred Stock and the Europe Preferred Stock has been reduced to zero in accordance with Section 8 of (respectively) the Certificates of Designations of the UK&I Preferred Stock and Europe Preferred Stock and (ii) final resolution of any Covered Claims which are outstanding on the 12th anniversary of the Closing, together with any issues concerning the allocation of Covered Losses in relation to those Covered Claims (such issues to be resolved in accordance with Clause 13.1 above), and at that point the LMC, UK&I DCC and Europe DCC shall each be dissolved, save that:

16.1.1	the following provisions will remain in full force and effect, namely: Clauses 1, 3.2, 7.7, 8.8, 9.7, 12.7, 15, 16, 17, 18, 19, 20, and 21; and

16.1.2	the termination will be without prejudice to the rights of the Parties in respect of any breach of this Deed occurring before the termination.

17.	Notices

17.1	A notice or other communication given in connection with this Deed shall be in writing and may only be given by:

17.1.1	leaving it by hand at; or

17.1.2	sending by courier using an internationally recognised courier service provider to; or

17.1.3	sending by electronic mail to,

the address and marked for the attention of the relevant Party set out below (or such other address as may be notified in accordance with Clause 17.3):

17.1.4

in the case of the VE Member Representative (including the LMC, the UK&I DCC and the Europe DCC): (a) Adrian Phillips (General Counsel) and Marco Bolgiani (CEO), 441 Trust Company Limited, c/o Moore Stephens, 150 Aldersgate St., London, EC1A 4AB, United Kingdom (with copy, which shall not constitute notice, to David Broadley, Allen & Overy LLP, One Bishops Square, London, E1 6AD, United Kingdom), marked for the attention of either the ‘LMC’, ‘UK&I DCC’ or ‘Europe DCC’ (such address being the service address for the VE Member Representative (and each of the LMC, the UK&I DCC and the Europe DCC)), or (b) in the case of electronic mail, to adrianbphillips@yahoo.com and marco@bolgiani.it (with copy, which shall not constitute notice, to David.Broadley@AllenOvery.com);

17.1.5

in the case of Visa Inc.: (a) 1 Sheldon Square, London W2 6TT, United Kingdom, marked for the attention of The General Counsel (such address being the service address for Visa Inc.) (with copy, which shall not constitute notice, to Julian Stait, Partner, Milbank, Tweed, Hadley & McCloy LLP, 10 Gresham Street, London EC2V 7JD, United Kingdom), or (b) in the case of electronic mail, to LegalNotice@visa.com (with copy, which shall not constitute notice, to jstait@milbank.com);

17.1.6

in the case of each of the LMC Appointing Members (and/or the LMC Representatives), to the (a) postal address, or (b) email address set out opposite their name in Schedule 1 (provided that notices, if any, required to be served by Visa Inc. to any LMC Appointing Member or LMC Representative shall be validly served if sent to the VE Member Representative in accordance with Clause 17.1.4);

17.1.7

in the case of each of the UK&I DCC Appointing Members (and/or the UK&I DCC Representatives), to the (a) postal address, or (b) email address set out opposite their name in Schedule 2 (provided that notices, if any, required to be served by Visa Inc. to any UK&I DCC Appointing Member or UK&I DCC Representative shall be validly served if sent to the VE Member Representative in accordance with Clause 17.1.4);

17.1.8

in the case of each of the Europe DCC Appointing Members (and/or the Europe DCC Representatives), to the (a) postal address, or (b) email address set out opposite their name in Schedule 3 (provided that notices, if any, required to be served by Visa Inc. to any Europe DCC Appointing Member or Europe DCC Representative shall be validly served if sent to the VE Member Representative in accordance with Clause 17.1.4); and

17.1.9

in the case of each of the UK&I DCC Interested Members (and/or the UK&I DCC Observers), to the (a) postal address, or (b) email address set out opposite their name in Schedule 4 (provided that notices, if any, required to be served by Visa Inc. to any UK&I DCC Interested Member or UK&I DCC Observer shall be validly served if sent to the VE Member Representative in accordance with Clause 17.1.4).

17.2	A notice shall be deemed to have been received:

17.2.1	if:

(a)	left by hand, at the time of leaving it;

(b)	sent by courier, on the second Business Day after deposit with the internationally recognised courier service provider; and

(c)	sent by electronic mail, upon confirmation of receipt by the recipient; and

17.2.2	if notice is given by more than one means it shall be deemed given at the earliest to occur,

provided that if deemed receipt thereby occurs before 9.00am on a Business Day the notice shall instead be deemed to have been received at 9.00am on that day, and if deemed receipt thereby occurs after 5.00pm on a Business Day, or on a day which is not a Business Day, the notice shall instead be deemed to have been received at 9.00am on the next Business Day. References to time are references to local time at the place of receipt of the notice.

17.3	A Party may change its address details stated in Clause 17.1 by giving notice to the other Parties, and such change shall take effect for the notified Parties at 9.00am UK time on the later of:

17.3.1	the date, if any, specified in the notice as the effective date for the change; or

17.3.2	the date 10 Business Days after deemed receipt (in accordance with Clause 17.1) of the notice,

provided that under no circumstances shall Visa Inc. be required to serve notices on any Party other than to the single address of the VE Member Representative (as changed from time to time in accordance with this Clause 17.3).

18.	Authority

Each Party represents and warrants to the other Parties hereto that:

18.1

it has all necessary power, authority and capacity to execute and deliver this Deed and to perform its obligations hereunder, and the execution and delivery of this Deed has been duly authorised by all necessary corporate or other action on its part;

18.2	this Deed has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms;

18.3

such Party is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, require any consent or payment under, give any third party the right to terminate or accelerate any obligation under, or under which any default would occur, as a result of the execution and delivery by such Party of this Deed or the performance by such Party of any of the terms hereof; and

18.4

no Governmental Authority authorisation and no other registration, declaration or filing by such Party is required in order for such Party: (i) to consummate the transactions contemplated by this Deed; (ii) to execute and deliver any documents and instruments to be delivered by such Party under this Deed; and (iii) to duly perform and observe the terms and provisions of this Deed.

19.	Entire Agreement

19.1

This Deed constitutes the entire understanding and agreement between the Parties in relation to the subject matter of this Deed to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the subject matter of this Deed.

19.2

Each Party acknowledges that it has not entered into this Deed in reliance wholly or partly on any representation, undertaking or warranty made by or on behalf of any other Party (whether orally or in writing) other than as expressly set out in this Deed.

19.3	Each Party irrevocably and unconditionally waives any rights it may have:

19.3.1

to sue another Party for misrepresentation, whether in equity, tort or under the Misrepresentation Act 1967, in respect of any non-fraudulent misrepresentation in connection with this Deed, whether or not contained within this Deed; or

19.3.2	to rescind this Deed for any non-fraudulent misrepresentation, whether or not contained within this Deed, or to terminate this Deed for any other reason.

20.	Miscellaneous

20.1	No admission

Nothing in this Deed is intended or shall be deemed, to be an admission of any liability to any Person.

20.2	Assignment and sub-contracting

20.2.1	Subject to Clauses 20.2.2, 20.2.3 and 20.2.4:

(a)

Each Appointing Member and each UK&I DCC Interested Member agrees that it shall not, without the prior written consent of Visa Inc., such consent not to be unreasonably conditioned, withheld or delayed; and

(b)	Visa Inc. agrees that it shall not, without the prior written consent of the VE Member Representative, such consent not to be unreasonably conditioned, withheld or delayed,

assign, transfer, charge or deal in any other manner with any of its rights or its obligations under this Deed (or purport to do any of the same) (a “Transfer”). For the purposes of this Clause 20.2.1, Visa Inc. will be deemed to be acting unreasonably in relation to a proposed Transfer by an Appointing Member or a UK&I DCC Interested Member if it conditions, withholds or delays consent to any Transfer that (i) is required by law or the rules, regulations, confirmations or directions of a regulatory authority to which the Appointing Member or UK&I DCC Interested Member seeking to effect the Transfer is subject (and each such Person shall provide Visa Inc. with evidence, to Visa Inc.’s reasonable satisfaction, that such Transfer is required); and (ii) is to a Person who has, to the reasonable satisfaction of Visa Inc., equivalent financial standing to the Appointing Member or UK&I DCC Interested Member seeking to effect the Transfer and who is a Principal Member, or an Affiliate of a Principal Member.

20.2.2

Visa Inc. may assign, transfer, charge, sub-contract, or deal in any other manner with any of its rights or obligations under this Deed, or purport to do any of the same, in favour of any of its Affiliates, provided that the obligations and/or liabilities of the other Parties shall be no greater than if such assignment, transfer, charge, sub-contract or dealing by Visa Inc. had not taken place.

20.2.3

Each of the Appointing Members and UK&I DCC Interested Members may assign, transfer, charge, sub-contract, or deal in any other manner with any of its rights (but not its obligations) under this Deed, or purport to do any of the same, in favour of any of its Affiliates, provided that the obligations and/or liabilities of Visa Inc. shall be no greater than if such assignment, transfer, charge, sub-contract or dealing had not taken place.

20.2.4

Any Appointing Member or UK&I DCC Interested Member which is permitted, in accordance with Clause 20.2.1, to assign, transfer, charge or otherwise deal with its rights or obligations under this Deed, shall procure that the assignee shall enter into a deed of adherence to this Deed (which shall be in a form acceptable to Visa Inc., acting reasonably) pursuant to which the assignee shall undertake to Visa Inc. to observe, perform and be bound by all the terms contained in this Deed, and with effect from the due delivery to Visa Inc. of such deed of adherence, the assignor shall be released from its obligations under this Deed.

20.2.5

The VE Member Representative shall not assign, transfer, charge or deal in any other manner with any of its rights or its obligations under this Deed (or purport to do any of the same) without the prior written consent of Visa Inc. (which consent shall not be unreasonably withheld, conditioned or delayed).

20.3	Expenses

Save as expressly set out in this Deed, each Party shall bear its own expenses in connection with this Deed and the roles to be performed hereunder.

20.4	Severability

If any provision of this Deed is found to be void or unenforceable, that provision shall be deemed to be deleted from this Deed and the remaining provisions of this Deed shall continue in full force and effect and the Parties shall use their respective reasonable endeavours to procure that any such provision is replaced by a provision which is valid and enforceable, and which gives effect to the spirit and intent of this Deed.

20.5	Third parties

No person who is not a party to this Deed has any other rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed but this does not affect any rights or remedy of a third party which exists or is available other than under the Contracts (Rights of Third Parties) Act 1999. For the avoidance of doubt, (i) no VE Member who is not a party to this Deed will have any direct right to enforce any provision of this Deed, (ii) subject to Clause 1.5, no Appointing Member will have any direct right to enforce any provision of this Deed, and (iii) subject to Clause 1.6, no UK&I DCC Interested Member will have any direct right to enforce any provision of this Deed.

20.6	Further assurance

The Parties shall deliver or cause to be delivered such instruments and other documents at such times and places as are reasonably necessary or desirable, and shall take any other action reasonably requested by any other Party, for the purpose of putting this Deed into effect.

20.7	Counterparts

This Deed may be signed in any number of counterparts, each of which, when executed and delivered, shall be an original and all the counterparts together shall constitute one and the same instrument. For the purposes of execution, faxed or scanned and emailed signatures by the Parties’ legal advisers shall be binding.

20.8	Variations

Any variation of this Deed must be in writing and signed by or on behalf of each Party, save for minor administrative amendments (or amendments to correct clerical errors) which must be in writing but need be signed only by or on behalf of Visa Inc. and the VE Member Representative, provided that all such variations shall be notified to all Parties.

20.9	Successors in title

This Deed shall be binding upon and enure to the benefit of the successors in title and assigns of each Party.

20.10	Non waiver

20.10.1	The failure or delay of any Party at any time or times to require performance of any provision of this Deed shall not affect such Party’s right to enforce such a provision at a later time.

20.10.2

No waiver by any Party of any condition or of the breach of any term, covenant, indemnity, representation, warranty or undertaking contained in this Deed, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, indemnity, representation, warranty or undertaking in this Deed.

21.	Governing Law, Jurisdiction and Remedies

21.1	Governing law

This Deed is governed by and shall be construed in accordance with English law. Non-contractual obligations (if any) arising out of or in connection with this Deed (including its formation) shall also be governed by English law.

21.2	Advice from Queen’s Counsel

21.2.1

Where agreement cannot be reached on the matters referred to in Clauses 10.3, 11.1, 13.3 and 14.7 above, Visa Inc. and the LMC and/or the UK&I DCC and/or the Europe DCC (as appropriate) will jointly seek, and they (and the other Parties to this Deed) agree to be bound by, advice from a mutually agreed Queen’s Counsel (such agreement not to be unreasonably withheld) from Brick Court Chambers, One Essex Court, Fountain Court Chambers, Monckton Chambers, or 3 Verulam Buildings (or such other chambers as may be agreed between Visa Inc. and the LMC and/or the UK&I DCC and/or the Europe DCC (as appropriate)). For the avoidance of doubt, Visa Inc. and the LMC and/or the UK&I DCC and/or the Europe DCC (as appropriate) are free to agree different Queen’s Counsel on each occasion on which joint advice is sought. If agreement is not reached on the choice of Queen’s Counsel within 10 Business Days of the time when Visa Inc. and the LMC and/or the UK&I DCC and/or the Europe DCC (as appropriate) have become bound to seek advice from Queen’s Counsel under the terms of Clauses 10.3, 11.1, 13.3 and 14.7 above (as appropriate), each agrees to be bound by the recommendation of the then Chairman of the Commercial Bar Association of a Queen’s Counsel from one of the chambers listed above.

21.2.2

Visa Inc. and the LMC and/or the UK&I DCC and/or the Europe DCC (as appropriate) shall provide the Queen’s Counsel with any material that they and that he or she reasonably considers to be necessary in order properly to answer the question(s) on which advice is sought, under terms of strict confidence and privilege. Without prejudice to the provisions of Clause 15, the LMC, the UK&I DCC, the Europe DCC and Visa Inc. will take all reasonable steps to protect the confidentiality of, and privilege (including common interest privilege) attaching to, all communications generated during this process including, but not limited to, the instructions to the Queen’s Counsel and his or her advice.

21.3	Remedy for breach

21.3.1

The sole remedy of each of (i) the VE Member Representative (whether acting by the LMC, the UK&I DCC or the Europe DCC) and (ii) Visa Inc., in respect of any alleged breach of this Deed (other than in respect of Clauses 12.3 (but only if and to the extent that Visa Inc. has failed to provide any monthly update for three consecutive months), 14.2 (but only if and to the extent that Visa Inc. has made no attempt to consult with the LMC), 14.9, 15, 20.2, 20.6, 21.3 and 21.4), shall be a claim for damages which shall be made in accordance with Clause 21.4, and which shall not be commenced until after resolution of the Covered Claim to which the breach relates (whether by a settlement or final and non-appealable judgment); provided that, for the avoidance of doubt, the foregoing does not apply to the provisions of Clause 21.2, and the matters referred to in that clause shall be referred to a Queen’s Counsel for binding advice in accordance with Clause 21.2.

21.3.2

Pending the resolution of the Covered Claim to which any alleged breach relates, the alleged breach shall have no effect on the rights and obligations of Visa Inc. and the VE Member Representative (whether acting by the LMC, the UK&I DCC or the Europe DCC), including, but not limited to, in relation to the allocation of Covered Losses under Clause 13.

21.3.3

Neither (i) the VE Member Representative (whether acting by the LMC, the UK&I DCC or the Europe DCC) nor (ii) Visa Inc. will raise any limitation defence to any claim for damages which is brought within two years of the final resolution of the Covered Claim.

21.3.4

Without prejudice to Clauses 1.5 and 1.6, the Appointing Members and the UK&I DCC Interested Members shall have no individual or collective right to claim for damages (or otherwise) in respect of any breach, or alleged breach, of this Deed.

21.3.5

Each Party acknowledges and agrees that the VE Member Representative, in its capacity as trustee for certain VE Members designated as beneficiaries in accordance with the VEMR Trust Documents, will be entitled to pursue and enforce any claim for breach of this Deed in its own name, and will be entitled to claim for any damages or losses which can be proved to have been suffered or incurred by a VE Member which is a beneficiary of the VEMR Trust Documents as a result of such breach, regardless of whether the VE Member Representative has itself incurred or suffered such damages or losses as a result of such breach.

21.4	Reference to arbitration

Any dispute or difference arising out of or in connection with this Deed (including any question regarding its existence, validity, interpretation, performance or termination) shall be referred to and finally resolved by arbitration under the rules of the LCIA (the “Rules”), which Rules are deemed to be incorporated by reference into this clause.

21.4.1	The number of arbitrators shall be three and the appointing authority for the purposes of the Rules shall be the LCIA.

21.4.2	The seat (or legal place) of the arbitration shall be London and the law and language of the arbitration shall be English.

21.4.3	The award(s) of the tribunal shall be final and binding.

21.5

Each Party irrevocably consents to any process in any legal action or proceedings arising out of or in connection with this Deed (including its formation) being served on it in accordance with the provisions of this Deed relating to service of notices (including the service address given in respect of that Party under Clause 17 (Notices)). Nothing contained in this Deed shall affect the right to serve process in any other manner permitted by law.

EXECUTED AS A DEED by the Parties or their duly authorised representatives and delivered on the date set out at its head.

[The VE Member Representative]

EXECUTED as a DEED by 441 TRUST COMPANY LIMITED	) )
acting by	) )	/s/ Marco Bolgiani……………….……..……………...
Marco Bolgiani	)

(director)
in the presence of:
Witness:
Signature:		/s/ Adrian Phillips……….....…..………………………

Name:		Adrian Phillips……………………………..…………..

Address:		1 Brunswick Square…………......……………………

Hove……………………….……………………………

Occupation:		Solicitor…………………………………………..……..

[Signature Page to the Litigation Management Deed]

[Visa Inc.]

EXECUTED as a DEED by VISA INC., a company incorporated under the laws of the State of Delaware, U.S.A., by:	) ) ) ) )
Charles W. Scharf	)	/s/ Charles W. Scharf……………….....………………
	)	Charles W. Scharf
being a person who, in accordance with the laws of that territory, is acting under the authority of that company	) ) )

[Signature Page to the Litigation Management Deed]

[LMC Appointing Members and Europe DCC Appointing Members]

EXECUTED as a DEED by VISA	)
SWEDEN FÖRENING EK. FÖR, a	)
company incorporated under the laws	)	/s/ P.O Goransson……………………………………
of Sweden, by:	)	P.O Goransson
	)	Chair of Board
P.O Goransson, Kurt Gjesten	)
)
being a person (or persons) who, in	)	/s/ Kurt Gjesten…………………………..……………
accordance with the laws of that	)	Kurt Gjesten
territory, is (or are) acting under the	)	Managing Director and CEO
authority of that company	)

EXECUTED as a DEED by BPCE, a	)
company incorporated under the laws	)
of France, by:	)
)
François Perol	)
)
being a person (or persons) who, in	)	/s/ Francois Perol………………………..……………
accordance with the laws of that	)	Francois Perol
territory, is (or are) acting under the	)
authority of that company	)
)

EXECUTED as a DEED by	)
SERVIRED SOCIEDAD	)
ESPANOLA DE MEDIOS DE	)
PAGO S.A., a company incorporated	)
under the laws of Spain, by:	)
)
Rafael Martin-Pena	)
	)	/s/ Rafael Martin-Pena ………………………………
being a person (or persons) who, in	)	Rafael Martin-Pena
accordance with the laws of that	)	Chairman of the Board
territory, is (or are) acting under the	)
authority of that company	)

[Signature Page to the Litigation Management Deed]

[LMC Appointing Members and Europe DCC Appointing Members (continued)]

EXECUTED as a DEED by	)
CARTASI S.p.A, a company	)
incorporated under the laws of Italy,	)
by:	)
)
Giuseppe Capponcelli	)
	)	/s/ Giuseppe Capponcelli………………………….
being a person (or persons) who, in	)	Giuseppe Capponcelli
accordance with the laws of that	)	Chief Executive Officer
territory, is (or are) acting under the	)
authority of that company	)

EXECUTED as a DEED by ISRAEL	)
DISCOUNT BANK LTD., a	)
company incorporated under the laws	)	/s/ Yossi Beressi……………………………………
of Israel, by:	)	Yossi Beressi
	)	SEVP, Chief Accountant
Yossi Beressi, Uri Levin	)
)
being a person (or persons) who, in	)	/s/ Uri Levin………………………………………....
accordance with the laws of that	)	Uri Levin
territory, is (or are) acting under the	)	SEVP, CFO, Head of Planning, Strategy
authority of that company	)	& Finance Division

EXECUTED as a DEED by	)
SOCIÉTÉ GÉNÉRALE S.A., a	)
company incorporated under the laws	)
of France, by:	)
)
Pascal Auge	)
	)	/s/ Pascal Auge…………………………………….
being a person (or persons) who, in	)	Pascal Auge
accordance with the laws of that	)	Head of Global Transaction and Payment
territory, is (or are) acting under the	)	Services
authority of that company	)

[Signature Page to the Litigation Management Deed]

[LMC Appointing Members and UK&I DCC Appointing Members]

EXECUTED as a DEED by HSBC	)
BANK PLC under Common Seal	)
)
The Common Seal of HSBC Bank plc	)
was hereunto affixed to this DEED in	)
the presence of:	)	/s/ Jane Fahrey ……………………………………
(Authorised signatory)

Name / title: Jane Fahrey

/s/ Syeeda Siddiqui ………………………………..
(Authorised Countersignatory)

Name / title: Ms. Syeeda Siddiqui

EXECUTED as a DEED by	)
BARCLAYS BANK PLC acting by	)
its attorney,	)	/s/ R. Hickson ……………………………………...
	)	R. Hickson
	)	General Counsel
in the presence of:
Witness:
Signature:		/s/ Sheryl Jermyn ………………………………….

Name:		Sheryl Jermyn ……………………………………..

Address:		Flat 4, 161 Bethnal Green Road………………….

London E2 7DG …………………………………...

Occupation:		Lawyer………………………………………………

[Signature Page to the Litigation Management Deed]

[LMC Appointing Members and UK&I DCC Appointing Members (continued)]

EXECUTED as a DEED by THE ROYAL BANK OF SCOTLAND	) )
PLC acting by its attorney,	)	/s/ Donald R. MacDonald …………………………….
	)	Donald R. MacDonald

in the presence of:
Witness:
Signature:		/s/ Natalie Charlick ………………………………..…..

Name:		Natalie Charlick ……………………………………….

Address:		1st Floor, House G, RBS Gogarburn …………….….

Edinburgh EH12 1HQ……………………………..….

Occupation:		Senior Legal Counsel……………………………..…..

EXECUTED as a DEED by WORLDPAY (UK) LIMITED acting by	) ) )	/s/ Philip Jansen……………………………………….
	)	Philip Jansen

(Director)
in the presence of:
Witness:
Signature:		/s/ Carly Howorth…………………………….........…..

Name:		Carly Howorth………………………………………….

Address:		8 Smarts Heath Road……………………………...….

Mayford, Woking, GU22 ONP ……………………….

Occupation:		EA……………………………………………………….

[Signature Page to the Litigation Management Deed]

[UK&I DCC Appointing Members]

EXECUTED as a DEED by LLOYDS BANK PLC acting by its attorney,	) ) )	/s/ Andrew Mawer……………………………………….
Andrew Mawer	)	Andrew Mayer
)
in the presence of:
Witness:
Signature:		/s/ Susan Wilson………………………………………...

Name:		Susan Wilson……………………………………………

Address:		25 Gresham Street……………………………………...

London…………………………………………………...

Occupation:		Solicitor…………………………………………………..

The Common Seal of SANTANDER UK PLC was hereunto affixed to this DEED by Order of the Board of Directors in the presence of	) ) ) ) ) )
(Authorised sealing officer)		/s/ Stuard Mead…………………………………………

Name: Stuard Mead

Title: Assistant Company Secretary, Authorised Grantor

[Signature Page to the Litigation Management Deed]

[UK&I DCC Interested Members]

EXECUTED as a DEED by	)
CITIBANK EUROPE PLC	)
(as “Successor Company” (as defined	)	/s/ Tony Woods...................................………………..
in the Irish Merger Regulations) of	)	Tony Woods
Citibank International Limited) acting	)	Director
by:

(as its attorney) in the presence of:
Witness:
Signature:		/s/ Deirdre Pepper...................................…………….

Name:		Deirdre Pepper........................................…………….

Address:		c/o North Wall Quay.................................……………

Dublin 1....................................................……………

Occupation:		Solicitor.....................................................……………

The Common Seal of THE CO- OPERATIVE BANK PLC was hereunto affixed to this DEED by Order of the Board of Directors in the presence of	) ) ) ) ) )
(Authorised sealing officer)		/s/ Lisa Hartshorn.....................................……………

Name: Lisa Hartshorn

Title: Assistant Company Secretary

[Signature Page to the Litigation Management Deed]

[UK&I DCC Interested Members (continued)]

EXECUTED as a DEED by GPUK	)
LLP acting by	)
David L. Green	)	/s/ David L. Green……………………………………..
	)	David Green
duly authorised by Global Payments	)
UK Ltd to sign on its behalf as	)
member of GPUK LLP	)

in the presence of:

Witness:

Signature:		/s/ Nancy Lloyd………………………………………...

Name:		Nancy Lloyd…………………………………………....

Address:		10 Glenlake Parkway, North Tower………………....

Atlanta Georgia 30328, USA…………………...…….

Occupation:		Senior Paralegal……………………………………….

EXECUTED as a DEED by MBNA	)
LIMITED acting by	)
	)	/s/ Elyn Corfield………………………………………..
Elyn Corfield	)	Elyn Corfield
)
(Director)
in the presence of:
Witness:

Signature:		/s / Jonathan Metcalfe………………………………...

Name:		Jonathan Metcalfe………………………………..…...

Address:		Haddon Farm, Sutton,…………………………….…..

Macclesfield, SK11 0NG……………………………...

Occupation:		Accountant……………………………………………...

[Signature Page to the Litigation Management Deed]

[UK&I DCC Interested Members (continued)]

The Common Seal of NATIONWIDE	)
BUILDING SOCIETY	)
was hereunto affixed to this DEED by	)
Order of the Board of Directors by	)

(Authorised sealing officer)
/s/ Jason Lindsey………………………………………

Name: Jason Lindsey

Title: Deputy Secretary
in the presence of:
Witness:
Signature:		/s/ Lorraine Cinquegrani………………………………

Name:		Lorraine Cinquegrani………………………………….

Address:		Secretariat ……………………………………………..

Nationwide Building Society………………………….

Occupation		Secretariat Administrator……………………………..

[Signature Page to the Litigation Management Deed]